Exhibit (a)


                                TDAX FUNDS, INC.
                                ----------------

                      ARTICLES OF AMENDMENT AND RESTATEMENT


THIS IS TO CERTIFY THAT:

         FIRST: TDAX Funds, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:


                                ARTICLE I - NAME

                  The name of the corporation (hereinafter called the "Corporation") is:

                                TDAX Funds, Inc.


                              ARTICLE II - PURPOSES

                  The Corporation is formed for the purpose of carrying on any lawful business, which may include acting as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.


                ARTICLE III - PRINCIPAL OFFICE AND RESIDENT AGENT

                  The address of the principal office of the Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202 in care of The Corporation Trust Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, a Maryland corporation.


                               ARTICLE IV - STOCK

                  1. The Corporation is authorized to issue 12,500,000,000 shares, all of which shall be Common Stock, $.0001 par value per share (the "Common Stock"), and having an aggregate par value of $1,250,000, classified and designated as follows:


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--------------------------------------------------------------------------------
                                 Series                  Number of Shares

--------------------------------------------------------------------------------
TDAX Independence 2010 Exchange-Traded Fund                2,500,000,000

--------------------------------------------------------------------------------
TDAX Independence 2020 Exchange-Traded Fund                2,500,000,000

--------------------------------------------------------------------------------
TDAX Independence 2030 Exchange-Traded Fund                2,500,000,000

--------------------------------------------------------------------------------
TDAX Independence 2040 Exchange-Traded Fund                2,500,000,000

--------------------------------------------------------------------------------
TDAX Independence In-Target Exchange-Traded Fund           2,500,000,000

--------------------------------------------------------------------------------

Any series of stock established herein and hereafter established are each referred to herein as a "Series." The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more Series of stock or classes of a Series. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any other class or classes of such Series from time to time established, as the "Classes". The Board of Directors may classify any unissued shares of stock of the Corporation and reclassify any previously classified but unissued shares of any Series or Class of stock from time to time in one or more Series or Classes of stock. Prior to issuance of classified or reclassified shares of any Series or Class, the Board of Directors by resolution shall: (a) designate that Series or Class to distinguish it from all other Series or Classes of stock of the Corporation; (b) specify the number of shares to be included in the Series or Class; (c) set or change, subject to the express terms of any Series or Class of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each Series or Class; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any Series or Class of stock may be made dependent upon facts or events ascertainable outside the charter of the Corporation (the "Charter"), including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such Series or Class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT.

                  2. If shares of one Series or Class of stock are classified or reclassified into shares of another Series or Class of stock pursuant to this
Article IV, the number of authorized shares of the former Series or Class shall be automatically decreased and the number of shares of the latter Series or Class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all Series and Classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Article IV, Section 1.


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                  3. The Board of Directors shall have power to increase or
decrease, from time to time, the aggregate number of shares of stock, or of any Series or Class of stock, that the Corporation shall have the authority to issue.

                  4. Subject to the provisions of the Charter, the Board of Directors shall have the power to cause the Corporation to issue shares of Common Stock of the Corporation from time to time, for such consideration which may consist of, among other things, cash and/or securities as may be fixed from time to time pursuant to the direction of the Board of Directors, subject to applicable requirements of the Investment Company Act. All stock, upon issuance against receipt of the consideration specified by the Board of Directors, shall be fully paid and nonassessable. The Board of Directors may, by resolution, determine that shares of any Series or Class of the Corporation may be issued only in specified Creation Units (as defined in Section 12(a) of this Article
IV).

                  5. As more fully set forth hereafter, the assets and liabilities and the income and expenses of each Series or Class of the Corporation's stock shall be determined separately from those of each other Series or Class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to holders of shares of the Corporation's stock may vary from Series to Series or Class to Class. In the event that there are any assets, income earnings, profits or proceeds which are not readily identifiable as belonging to any particular series (collectively, "General Assets"), such General Assets shall be allocated by or under the direction of the Board of Directors to and among one or more Series and Classes in such a manner and on such basis as the Board of Directors in its sole discretion shall determine.

                  6. Except as otherwise provided herein, all consideration received by the Corporation for the issuance or sale of shares of a Series or Class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and any General Assets allocated to such Series or Class, shall irrevocably belong to that Series or Class for all purposes, subject only to any reorganization or automatic conversion of one Series or Class of stock into another, as hereinafter provided for, and to the rights of creditors of such Series or Class, and shall be so recorded upon the books of account of the Corporation, and are herein referred to as "assets belonging to" such Series or Class.

                  7. The assets belonging to each Series or Class shall be charged with the debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to such Series or Class and with such Series' or Class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series or Class bears to the net asset value of all Series and Classes or as otherwise determined by the Board of Directors in accordance with applicable law. The determination of the Board of Directors shall be conclusive as to the allocation of debts, liabilities, obligations and expenses, including accrued expenses and reserves, to a Series or Class. The debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to a Series or Class are enforceable with respect to that Series or Class only and not against the assets of the Corporation generally or any other Series or Class of stock of the Corporation.



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                  8. The assets attributable to the Classes of a Series shall be invested in the same investment portfolio of the Corporation, and notwithstanding the foregoing provisions of paragraphs 6 and 7 of this Article IV, the allocation of investment income and realized and unrealized capital gains and losses and expenses and liabilities of the Corporation and of any Series among the Classes of Common Stock of each Series shall be determined by the Board of Directors in a manner that is consistent with the Investment
Company Act. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities, including accrued expenses and reserves, and assets to one or more particular Series or Classes.

                  9. Shares of each Series and Class of stock shall be entitled to such dividends or distributions, in cash, property or additional shares of stock of the same or another Series or Class, as may be authorized from time to time by the Board of Directors, by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, and declared by the Corporation with respect to such Series or Class. The nature of in-kind property distributions may vary among the holders of a Series or Class, provided that the amount of the distribution per share, as determined by the Board of Directors, shall be equivalent for all holders of such Series or Class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the different Series and with respect to the Class may vary with respect to each such Series and Class to reflect differing allocations of the expenses of the Corporation and the Series among the holders of such Classes and any resultant differences between the net asset values per share of such Classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may determine that dividends may be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the date of the distribution.

                  10. Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote (1) for each share standing in such stockholder's name on the books of the Corporation or (2) if approved by the Board of Directors and pursuant to the issuance of an exemptive order from the Securities and Exchange Commission (the "Commission"), for each dollar of net asset value per share of a Class or Series, as applicable. Subject to any applicable requirements of the Investment Company Act, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which the Board of Directors shall have determined affects only one or more (but less than all) Series or Classes of stock, in which case only the holders of shares of the Series or Classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act, or other applicable law, the holders of each of the Classes of each Series shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the Series or Class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act (a "Plan") with respect to the Class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other Classes of Common Stock, but not the Class of which they are


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holders, or with respect to any other matter that does not affect the Class of
Common Stock of which they are holders.

                  11. In the event of the liquidation or dissolution of the Corporation, stockholders of each Class of the Corporation's stock shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than General Assets not attributable to any particular Class of stock, the assets attributable to the Class less the liabilities allocated to that Class; and the assets so distributable to the stockholders of any Class of stock shall be distributed among such stockholders in proportion to the number of shares of the Class held by them and recorded on the books of the Corporation. In the event that there are any General Assets not attributable to any particular Class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all Classes of a Series in proportion to the net asset value of the respective Classes or as otherwise determined by the Board of Directors.

                  12.(a) All shares of Common Stock now or hereafter authorized shall be subject to redemption and redeemable at the option of the holder thereof in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors and, in the case of any Series or Class now or hereafter authorized, if so determined by the Board of Directors, shall be redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time with respect to such Series or Class. The number of shares comprising an aggregation for purposes of redemption or repurchase so, determined from time to time with respect to any Series or Class, shall be referred to herein as a "Creation Unit" and collectively, as "Creation Units". Initially, 200,000 shares of Common Stock will comprise a Creation Unit for each Series.

                  The Board of Directors shall have the unrestricted power to alter the number of shares constituting a Creation Unit for any Series or Class by resolutions adopted by the Board of Directors at any time, including prior to the time the Corporation commences operations. Each holder of a Creation Unit of a Series, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of such holder's shares of Common Stock standing in the name of such holder on the books of the Corporation, but in the case of shares of any Series as to which the Board of Directors has determined that such shares shall be redeemed only in Creation Units, only in such Creation Units of shares of such Series as the Board of Directors may determine from time to time in accordance with this
Section 12, at a redemption price per share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations; provided that (i) such amount shall not exceed the net asset value per share determined in accordance with this Article, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rate or rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act. Such rates may vary depending on the type of redemption or repurchase in question (e.g., a redemption or repurchase for cash as


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opposed to a redemption or repurchase for portfolio securities). The redemption price for shares may be payable in cash, securities, property or a combination thereof, as determined by or at the direction of the Board of Directors from time to time, whether the shares are redeemed in a Creation Unit or not.

                  Notwithstanding any other provision of the Charter, the Board of Directors of the Corporation may suspend the right of the holders of Creation Units of shares of any Series to require the Corporation to redeem such shares (or may suspend any voluntary repurchase of such shares pursuant to the provisions of the Charter) or postpone the date of payment of satisfaction upon redemption of such shares during any Financial Emergency.

                  For the purpose of the Charter, a "Financial Emergency" is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Series, or (iv) during any other period when the Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

                  (b) The proceeds of the redemption of a share of any Class or Series of shares shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

                  (c) Subject to the requirements of the Investment Company Act, the Board of Directors may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any Series or Class from a holder (1) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (2) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of one or more Series or Classes.

                  (d) Subject to the following sentence, shares of stock of any Series and Class of the Corporation which have been redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of stock of such Series and Class. In connection with a liquidation or reorganization of any Series or Class in which all of the outstanding shares of such Series or Class are redeemed by the Corporation, upon any such redemption all such shares and all authorized but unissued shares of the applicable Series or Class shall automatically be returned to the status of authorized but unissued shares of Common Stock, without further designation as to Series or Class.

                  13. At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc., or any successor organization, and from time to time reflected in the

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registration statement of the Corporation (the "Corporation's Registration
Statement"), shares of a particular Series or Class of stock of the Corporation or certain shares of a particular Class of stock of any Series of the Corporation may be automatically converted into shares of another Class of stock of such Series of the Corporation based on the relative net asset values of such Classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

                  14. All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

                           (i) Any Class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc., or any successor organization.

                           (ii) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.

                  15. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor and at prices per share not in excess of the net asset value per share, determined in accordance with this Article and to take all other steps deemed necessary or advisable in connection therewith.

                  16. Except as otherwise permitted by the Investment Company Act or any applicable rule, regulation or order of the Commission, payment of the redemption or repurchase price of shares surrendered to the Corporation for redemption pursuant to the provisions of this Article IV or for repurchase by the Corporation pursuant to the provisions of this Article IV shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by or at the direction of the Board of Directors, to have shares


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redeemed or repurchased in cash, portfolio securities or property in any particular combination thereof.

                  17. The holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe for new or additional shares of its Common Stock or other securities or appraisal rights.


                                   ARTICLE V -
         PROVISIONS DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF
             THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

                  1. The number of directors of the Corporation shall be four
(4). The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation. The directors shall have such qualifications as are provided in the Bylaws of the Corporation. The names of the individuals who shall serve as directors of the Corporation until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

                              Anthony F. Dudzinski
                              Ernest J. Scalberg
                              Michael G. Smith
                              R. Charles Tschampion

                  2. Pursuant to the Corporation's election to be subject to
Section 3-804(b) and (c) of the Maryland General Corporation Law (the "MGCL"), but subject to applicable requirements of the Investment Company Act, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

                  3. The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders. In addition to its other powers explicitly or implicitly granted under the Charter, by law or otherwise, the Board of
Directors:

                  (a) has the exclusive power to make, alter, amend or repeal the Bylaws of the Corporation;

                  (b) subject to applicable law, may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors;



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                  (c) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of any Series or Class of the Corporation's stock.

                  4. Notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes entitled to be cast by holders of shares of all Series or Classes, or any Series or Class, of the Corporation's stock in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of holders of shares entitled to cast a majority of the aggregate number of votes entitled to be cast thereon, subject to any applicable requirements of the Investment Company Act.

                  5. The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or Class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes, regulatory requirements or the Charter, requires approval by a separate vote of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by holders of shares of each Series or Class entitled to vote as a Series or Class on the matter shall constitute a quorum.

                  6. Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular Class or Classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular Class or Classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.


            ARTICLE VI - LIMITATION OF LIABILITY AND INDEMNIFICATION

                  1. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.



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                  2. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                  3. The provisions of this Article VI shall be subject to the limitations of the Investment Company Act.

                  4. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of the preceding sections of this Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                            ARTICLE VII - AMENDMENTS

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.


                  THIRD: The amendment and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                  FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the Charter.

                  FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the Charter.

                  SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.



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                  SEVENTH: The total number of shares of stock which the
Corporation had authority to issue immediately prior to this amendment and restatement was 100,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all shares of stock having par value was $100.

                  EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 12,500,000,000 shares of Common Stock, $.0001 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,250,000.

                  The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                            [SIGNATURE PAGE FOLLOWS]



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




                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 24th day of July, 2007.

ATTEST:                                     TDAX FUNDS, INC.




/s/ David W. Jaffin                         By:/s/ David Kelley          (SEAL)
--------------------------------------         --------------------------

Secretary                                      President




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